SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act

                                  May 17, 2002
                                 Date of Report
                           (Date of Earliest Reported)


                          MILLENIUM HOLDING GROUP, INC.
                         (Name of Small Business Issuer)



       Nevada                     0-28431                    88-0109108
     (State of                  (Commission       (I.R.S. Identification Number)
Employer Incorporation)         File Number)



                       3800 Old Cheney Road Suite 101-222
                                Lincoln, NE 68516
           (Address of Principal Executive Offices Including Zip Code)


                                 (402) 434 5690
                         (Registrant's Telephone Number)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On May 14, 2002, Hobe & Lucas, Certified Public Accountants, Inc. of Independence, Ohio, the registrants certifying accountant decided to withdraw as the registrant's principal accountant. The principal accountant's report on the financial statements for the past year was qualified as to the uncertainty of the company's ability to continue as a going concern, it was not modified as to audit scope, or accounting principals.

     During the registrant's two most recent fiscal years and any subsequent interim period preceding said withdrawal, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There is nothing further to report under Item 304(a)(1) or (iv) (B) through (E).

     The registrant on, May 15, 2002 retained, Chavez & Koch CPA's Ltd of Henderson, Nevada as its principal accountant. Neither the registrant nor anyone on its staff has consulted, Chavez & Koch CPA's Ltd during the two most recent past fiscal years, and any later interim period, regarding any matter for which reporting is required under regulation SB, Item 304(a) (2) (i) or (ii) and the related instructions. The Board of Directors approved the appointment of Chavez & Koch CPA's Ltd.

ITEM 7. EXHIBITS

     16. Letter from former auditor.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Millenium Holding Group, Inc.


May 17, 2002                           By: /s/ Richard L. Ham
                                          --------------------------------------
                                          Richard L. Ham, Director and President